UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of earliest event reported: September 21, 2023

SMARTFINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Tennessee	001-37661	62-1173944
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5401 Kingston Pike, Suite 600
Knoxville, Tennessee	37919
(Address of Principal Executive Offices)	(Zip Code)

(865) 437-5700
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of Exchange on which Registered
Common Stock, par value $1.00 per share	SMBK	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the

Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officer; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officer.

On September 21, 2023, Gregory L. Davis, Executive Vice President and Chief Lending Officer of SmartFinancial, Inc. (the “Company”) and the Company’s wholly-owned subsidiary, SmartBank, formally tendered his resignation to pursue a career outside of banking, effective September 29, 2023. Mr. Davis’s resignation was not a result of any disagreement with the Company on any matters related to the Company’s operations, policies or practices. The Company is grateful to Mr. Davis for the expert advice and counsel he provided the Company’s management team and his valued service to the Company and SmartBank.

In connection with his resignation, and in recognition of his past service to the Company and SmartBank, the Company entered into a separation agreement with Mr. Davis, pursuant to which his 6,402 restricted shares of Company common stock will become fully vested as of his separation date. The foregoing description of the separation agreement is only a summary and is qualified in its entirety by reference to the full text of the separation agreement, which will be filed as an exhibit to the Company’s quarterly report on Form 10-Q for the period ending September 30, 2023.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMARTFINANCIAL, INC.

Date: September 27, 2023
/s/ William Y. Carroll, Jr.
William Y. Carroll, Jr.
President & Chief Executive Officer